                                     EXHIBIT 3.1

                              ARTICLES OF INCORPORATION
                                          OF
                                     BSM BANCORP


     The undersigned incorporator for the purpose of forming a corporation under the General Corporation Law of the State of California hereby certifies:

                                   ARTICLE I - NAME

     The name of this corporation is BSM BANCORP.

                                 ARTICLE II - PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                      ARTICLE III - AGENT FOR SERVICE OF PROCESS

     The name and address in the State of California of this Corporation's initial agent for service of process is:

                    Loren P. Hansen, Esquire
                    Knecht & Hansen
                    1301 Dove Street, Suite 900
                    Newport Beach, California 92660

                            ARTICLE IV - AUTHORIZED STOCK

     (a) The Corporation is authorized to issue two classes of shares designated "Preferred Stock" and "Common Stock", respectively. The number of shares of Preferred Stock authorized to be issued is 25,000,000 and the number of shares of Common Stock authorized to be issued is 50,000,000.

     (b) The Preferred Stock may be divided into such number of series as the board of directors may determine. The board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series subsequent to the issue of shares of that series.

                            ARTICLE V - DIRECTOR LIABILITY

     The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                             ARTICLE VI - INDEMNIFICATION

     The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by
Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.


                                     ARTICLE VII -

                              MEETINGS OF STOCKHOLDERS


     Meetings of stockholders may be held at such place as the Bylaws may provide.

                                    ARTICLE VIII -

                                      DIRECTORS

     A. NUMBER; VACANCIES. The number of directors of the Corporation shall be such number, as shall be provided from time to time in the Bylaws; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further, that no action shall be taken to decrease or increase the number of directors within the range stated in the Bylaws unless at least two-thirds of the directors then in office shall concur in said action. Vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

                                         IX -

                      APPROVAL OF CERTAIN BUSINESS COMBINATIONS

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

     The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this section.

     A.1. Except as otherwise expressly provided in this Article IX, the affirmative vote of the holders of (i) at least 66 2/3% of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of each such class or series), and (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following:

          (a) any merger or consolidation of the Corporation with or into a Related Person (as hereinafter defined);

          (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

          (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation;

          (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

          (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person;

          (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person;

          (g) any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation; and

          (h) any agreement, contract or other arrangement providing for any of the transactions described in this Article.

     2. Such affirmative vote shall be required notwithstanding any other provision of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote.

     3. The term "Business Combination" as used in this Article IX shall mean any transaction which is referred to in any one or more of subparagraphs A(1)(a) through (h) above.

     B. The provisions of paragraph A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved by a majority vote of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

     C.  For the purposes of this Article IX the following definitions apply:

          1. The term "Related Person" shall mean and include (a) any individual, corporation, partnership or other person or entity which together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), "beneficially owns" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation; and (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.

          2. The term "Substantial Part" shall mean more than 25% of the total assets of the Corporation, as of the end of its most recent fiscal year ending prior to the time the determination is made.

          3. The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Related Person and was a member of the board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board.

          4. The term "Continuing Director Quorum" shall mean a majority of the Continuing Directors capable of exercising the powers conferred on them.

                                    4 of 3
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                                         X -

                                 AMENDMENT OF BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation by a majority vote of the board. Notwithstanding any other provision of these Articles (and notwithstanding the fact that some lesser percentage may be specified by law), the Bylaws shall not be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than 66 2/3% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the Board of Directors.

                                         XI -

                        AMENDMENT OF ARTICLES OF INCORPORATION

     The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles VII, VIII, IX, X, and this Article XI may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

Dated:  November 11, 1996

                                   /s/ Loren P. Hansen
                                   ------------------------------
                                   Loren P. Hansen
                                   Incorporator


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     I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.


                                   /s/ Loren P. Hansen
                                   ------------------------------
                                   Loren P. Hansen
                                   Incorporator


                                    6 of 3
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                              CERTIFICATE OF AMENDMENT
                                         OF
                             ARTICLES OF INCORPORATION
                                         OF
                                    BSM BANCORP



William A. Hares and William L. Snelling certify that:


     1. They are the President and Secretary, respectively, of BSM Bancorp, a California corporation.

     2. Paragraphs B., C. and D. are added to Article VIII of the Articles of Incorporation of this Corporation, to read as follows:

          "B. The remaining provisions of this article shall become effective only when the Corporation becomes a listed corporation within the meaning of
Section 301.5 of the Corporations Code, which provision refers to a corporation whose shares are traded on the New York Stock Exchange, American Stock Exchange, or National Market System-NASDAQ.

          C. CLASSIFIED BOARD. If the authorized number of directors is nine or more, then the board of directors shall be classified into three classes, the members of each class to serve for a term of three years. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

          Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as nearly as equal as possible. The Board of Directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as nearly as equal as possible.

          At the first annual meeting of shareholders held after the corporation qualifies as a listed corporation within the meaning of Section 301.5 of the

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Corporations Code, one-third of the directors shall be elected for a term of three years, one-third of the directors shall be elected for a term of two years, and one-third of the directors shall be elected for a term of one year. If the number of directors is not divisible by three, the first extra director shall be elected for a term of three years and a second extra director, if any, shall be elected for a term of two years.

          At subsequent annual meetings of shareholders, a number of directors shall be elected equal to the number of directors with terms expiring at that annual meeting. Directors elected at each such annual meeting shall be elected for a term expiring with the annual meeting of shareholders three years thereafter.

          D. CUMULATIVE VOTING. The election of directors shall not be by cumulative voting. At each election of directors, each shareholder entitled to vote may vote all the shares held by that shareholder for each of several nominees for director up to the number of directors to be elected. The shareholder may not cast more votes for any single nominee than the number of shares held by that shareholder."

     3. The foregoing amendments to the Articles of Incorporation have been duly approved by the Board of Directors.

     4. The foregoing amendments to the Articles of Incorporation have been duly approved by the required vote of shareholders of Common Stock in accordance with Section 902 of the Corporations Code. The corporation has 150 shares of Common Stock issued and outstanding and no shares of Series A Preferred Stock issued and outstanding. The number of shares of Common Stock entitled to vote and voting in favor of each of the foregoing Amendments equaled or exceeded the vote required. The percentage vote of Common Stock required for the approval of the Amendments was more than 50% of the outstanding shares.

                                    8 of 3

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:  November 22, 1996

                                   /s/ William A. Hares
                                   ------------------------------
                                   William A. Hares



                                   /s/ William L. Snelling
                                   ------------------------------
                                   William L. Snelling

                              CERTIFICATE OF AMENDMENT
                                         OF
                             ARTICLES OF INCORPORATION
                                         OF
                                    BSM BANCORP



William A. Hares and William L. Snelling certify that:


     1. They are the President and Secretary, respectively, of BSM Bancorp, a California corporation.

     2. Paragraph A.1. of Section IX - APPROVAL OF CERTAIN BUSINESS COMBINATIONS is hereby amended as follows:

     "A.1.   Except as otherwise expressly provided in this Article IX, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of each such class or series) shall be required in order to authorize any of the following:

          (a) any merger or consolidation of the Corporation with or into a Related Person (as hereinafter defined);

          (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

          (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation;

          (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

          (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person;

          (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person;

          (g) any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation; and

          (h) any agreement, contract or other arrangement providing for any of the transactions described in this Article."

     3. The foregoing amendments to the Articles of Incorporation have been duly approved by the Board of Directors.

     4. The foregoing amendments to the Articles of Incorporation have been duly approved by the required vote of shareholders of Common Stock in accordance with Section 902 of the Corporations Code. The corporation has 150 shares of Common Stock issued and outstanding and no shares of Series A Preferred Stock issued and outstanding. The number of shares of Common Stock entitled to vote and voting in favor of each of the foregoing Amendments equaled or exceeded the vote required. The percentage vote of Common Stock required for the approval of the Amendments was more than 66 2/3% of the outstanding shares.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:  December 31, 1996

                                   /s/ William A. Hares
                                   ------------------------------
                                   William A. Hares



                                   /s/ William L. Snelling
                                   ------------------------------
                                   William L. Snelling

                              CERTIFICATE OF AMENDMENT
                                        OF
                             ARTICLES OF INCORPORATION
                                        OF
                                    BSM BANCORP


William A. Hares and William L. Snelling certify that:

     1. They are the President and Secretary, respectively, of BSM BANCORP, a California corporation.

     2. Article I of the Articles of Incorporation of this Corporation is amended to read as follows:

                                  "ARTICLE I - NAME

     The name of this corporation is MID-STATE BANCSHARES."

     3. The foregoing amendment to the Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment to the Articles of Incorporation has been duly approved by the required vote of shareholders of Common Stock in accordance with
Section 902 of the Corporations Code. The corporation has 3,062,339 shares of Common Stock issued and outstanding and no shares of Series A Preferred Stock issued and outstanding. The number of shares of Common Stock entitled to vote and voting in favor of each of the foregoing Amendments equaled or exceeded the vote required. The percentage vote of Common Stock required for the approval of the Amendments was more than 50% of the outstanding shares.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:  July 10, 1998

                                   /s/ William A. Hares
                                   ------------------------------
                                   William A. Hares



                                   /s/ William L. Snelling
                                   ------------------------------
                                   William L. Snelling